SCOTIA PACIFIC COMPANY LLC

          $160,700,000 6.55% Class A-1 Timber Collateralized Notes $243,200,000 7.11% Class A-2 Timber Collateralized Notes $463,348,000 7.71% Class A-3 Timber Collateralized Notes


                          Note Purchase Agreement


                              New York, New York
                              as of July 9, 1998


SALOMON BROTHERS INC
   As Representative of the Initial Purchasers
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

          Scotia Pacific Company LLC, a Delaware limited liability company (the "Company") and a wholly-owned subsidiary of The Pacific Lumber Company, a Delaware corporation ("Palco"), proposes to sell to the several parties named in
Schedule I hereto (the "Initial Purchasers"), for whom we are acting as representative (the "Representative") $160,700,000 initial principal amount of its 6.55% Class A-1 Timber Collateralized Notes, $243,200,000 initial principal amount of its 7.11% Class A-2 Timber Collateralized Notes and $463,348,000 initial principal amount of its 7.71% Class A-3 Timber Collateralized Notes, each with a final maturity date of July 20, 2028 (collectively, the "Timber Notes") to be issued under an indenture (the "Indenture") to be dated as of July 20, 1998 between the Company and State Street Bank and Trust Company, as trustee (the "Trustee").

          The obligations of the Company under the Timber Notes will be secured by a Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Proceeds (the "Deed of Trust"), to be dated on or prior to July 20, 1998, from the Company to Fidelity National Title Insurance Company as trustee thereunder, for the benefit of State Street Bank and Trust Company, in its capacity as collateral agent for the Holders of the Timber Notes and the Liquidity Providers, as beneficiary and agent of the secured parties, covering
(i) certain timberlands and timber (the "Company Timber Property") which the Company will own on the Closing Date (A) as successor by merger to Scotia Pacific Holding Company, a Delaware corporation ("Scotia Pacific") or (B) which are to be transferred pursuant to a Grant Deed dated on or prior to the Closing Date from Palco, as grantor, to the Company, as grantee, conveying certain Company Owned Timberlands to the Company (the "Second Pacific Lumber Grant Deed"), a Quitclaim Deed dated on or prior to the Closing Date from Palco to the Company conveying to the Company all of Palco's interest in certain timber rights affecting the Company Owned Timberland (the "Pacific Lumber Quitclaim Deed"), three Grant Deeds dated on or prior to the Closing Date from Palco, as grantor, to the Company, as grantee, conveying the Company Timber Rights to the Company (collectively, the "Pacific Lumber Timber Deeds") and (ii) certain contractual rights and certain accounts and proceeds thereof which the Company will own on the Closing Date (A) as successor by merger to Scotia Pacific or (B) which are to be transferred pursuant to a Bill of Sale and General Assignment dated as of the Closing Date from Palco to the Company (the "New Bill of Sale").

          On or prior to the Closing Date (i) the Company and Scotia Pacific will enter into an Agreement and Plan of Merger (the "Merger Agreement"); (ii) the Company and Palco will enter into a Master Purchase Agreement (the "New Master Purchase Agreement"), a Services Agreement (the "New Services Agreement"), an Additional Services Agreement (the "New Additional Services Agreement"), a Master Lease Agreement (the "Master Lease Agreement"), and an Environmental Indemnification Agreement (the "New Environmental Indemnification Agreement"); (iii) the Company, Palco and Salmon Creek will enter into a Reciprocal Rights Agreement (the "New Reciprocal Rights Agreement") and a Transfer Agreement (the Transfer Agreement"); (iv) the Company, Bank of America National Trust and Savings Association and the other financial institutions party thereto will enter into a Credit Agreement (the "Credit Agreement"); (v) the Company, Palco, Salmon Creek and U.S. Bank of California will enter into an Escrow Agreement (the "New Escrow Agreement") and (vi) the Company and the Representative, as representative of the Initial Purchasers, will enter into a Registration Rights Agreement (the "Registration Rights Agreement").

     The Second Pacific Lumber Grant Deed, the Pacific Lumber Quitclaim Deed, the Pacific Lumber Timber Deeds, the Transfer Agreement, the New Bill of Sale, the New Environmental Indemnification Agreement and the New Reciprocal Rights Agreement are sometimes collectively hereinafter referred to as the "1998 Conveyance Documents." The Indenture, the Deed of Trust, the Merger Agreement, the New Master Purchase Agreement, the New Services Agreement, the New Additional Services Agreement, the Master Lease Agreement, the Registration Rights Agreement, the Credit Agreement, the New Escrow Agreement and the 1998 Conveyance Documents are sometimes collectively hereinafter referred to as the "1998 Operative Documents."

          Defined terms used herein but not defined herein (including Section 18 hereof) shall have the meaning given such terms in the Final Memorandum.

          The sale of the Timber Notes to the Initial Purchasers will be made without registration of the Timber Notes under the Act in reliance upon exemptions from the registration requirements of the Act.

          In connection with the sale of the Timber Notes, the Company has prepared a preliminary offering memorandum, dated June 19, 1998 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated July 9, 1998 (as amended or supplemented at the Execution Time, including any and all exhibits thereto (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Timber Notes. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Timber Notes by the Initial Purchasers in accordance with applicable law. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act, subsequent to the Execution Time which is incorporated by reference therein.

          1. Representations and Warranties. The Company and Palco severally and not jointly represent and warrant to, and agree with, the Initial Purchasers as set forth below in this Section 1, it being understood, however, that the Company represents and warrants only with respect to those matters which pertain to the Company and Palco represents and warrants only with respect to those matters which pertain to Palco and its subsidiaries. Certain terms used but not defined in this Agreement have the meaning ascribed to such terms in Schedule A to the Indenture.

               (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of its date, and at all times subsequent thereto up to and as of the Closing, the Final Memorandum, as amended or supplemented to such time, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and Palco make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company or Palco by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein.

               (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Timber Notes under the Act; provided, however, that no representation or warranty is made with respect to the manner in which the Timber Notes are distributed by the Initial Purchasers.

               (c) Each of the Company and Palco has been duly formed and is validly existing as a limited liability company or a corporation, as applicable, in good standing under the laws of its respective jurisdiction of organization with the requisite power and authority to own, lease and operate its properties, to conduct its business as described in the Final Memorandum, and to enter into and perform its obligations under this Agreement and the 1998 Operative Documents, and each of them is duly qualified to transact business and, if applicable, is in good standing under the laws of each respective jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing, if applicable, would not have a Material Adverse Effect.

               (d) This Agreement has been duly authorized, executed and delivered by the Company and by Palco.

               (e) The Timber Notes will be duly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement on or before the Closing Date. The Timber Notes, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered against payment therefor in accordance with the terms thereof, will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

               (f) The Indenture will be duly authorized by the Company on or before the Closing Date and, when executed and delivered by the Company, will have been duly executed and delivered by the Company, and (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity). The Timber Notes and the Indenture will conform in all material respects to the descriptions thereof contained in the Final Memorandum under the caption "Description of the Timber Notes."

               (g) The Deed of Trust will be duly authorized by the Company on or before the Closing Date and, when executed and delivered by the Company, will have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each of the other parties thereto) will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights and remedies generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (ii) certain of the remedial provisions therein may be unenforceable in whole or in part, provided, however, that the inclusion of such provisions does not affect the enforceability of the Deed of Trust as a whole, and the Deed of Trust, together with applicable law, is sufficient for the practical realization of the benefits of the security created thereby. On or before the Closing Date, the Deed of Trust is in proper form for recording and, as of the Closing Date, will be duly recorded or submitted for recording in the proper public offices together with all requisite recording fees and, upon such recording, and filing in the proper public offices of duly executed UCC-1 Financing Statements describing the Collateral Mortgaged Property (as defined below), will constitute a valid, perfected, first priority lien on and security interest in all of the Mortgaged Property, subject only to Permitted Encumbrances. The Deed of Trust will conform in all material respects to the description thereof in the Final Memorandum under the caption "Description of the Timber Notes."

               (h) Each of the other 1998 Operative Documents to which the Company or Palco is a party will be duly authorized on or before the Closing Date, and when executed and delivered by each of the Company and Palco, will be duly executed by the Company and Palco, as the case may be, and will constitute a valid and legally binding obligation of each of the Company and Palco, as the case may be, enforceable against each of the Company and Palco, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each such 1998 Operative Document will conform in all material respects to the descriptions thereof in the Final Memorandum under the caption "Description of the Timber Notes" or "Description of Certain Principal Agreements," as applicable.

               (i) All of the issued membership interests in the Company have been duly and validly authorized, and all membership interests in the Company issued and outstanding are fully paid and nonassessable; all outstanding membership interests in the Company are owned beneficially and of record by Palco, free and clear of all pledges, liens, security interests, charges, claims, equities or encumbrances.

               (j) There is no pending or, to the knowledge of the Company or Palco, threatened, action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator to which the Company or Palco is a party that (i) could reasonably be expected to have a material adverse effect on the performance by the Company, Palco or any of its subsidiaries of this Agreement, or the consummation by the Company, Palco or any of its subsidiaries of any of the transactions contemplated hereby; or (ii) could reasonably be expected to have a Material Adverse Effect that has not been disclosed in the Final Memorandum, and the statements in the Final Memorandum under the headings "Summary -- The Company -- Regulatory and Environmental Matters; The Headwaters Agreement," "Risk Factors -- Regulatory and Environmental Factors," "Risk Factors -- Headwaters Agreement," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trends," "Business of the Company -- Regulatory and Environmental Matters," "Business of the Company -- Legal Proceedings," "Certain United States Income Tax Consequences," "Annex 2 -- The Pacific Lumber Company -- Business-- Regulatory and Environmental Matters," "Annex 2 -- The Pacific Lumber Company -- Legal Proceedings" and "Annex 2 -- The Pacific Lumber Company -- Business -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trends" adequately summarize the matters described therein.

               (k) No consent, approval, authorization or order of any court or government agency or body is required for the consummation by the Company, Palco or any of its subsidiaries of the transactions contemplated by this Agreement or the 1998 Operative Documents, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Timber Notes by the Initial Purchasers and except for the filing with the California Department of Forestry of a notice of transfer and/or amendments to any Timber Harvesting Plans being transferred to the Company (which shall be completed promptly following the Closing Date) and except such authorizations, approvals, consents or orders which would not have a Material Adverse Effect on the Company or Palco, as the case may be, if not obtained.

               (l) Neither the issuance or sale of the Timber Notes, nor the consummation of any other of the transactions contemplated by this agreement, conflicts with, results in a breach of, or constitutes a default under, the articles of incorporation, by-laws, certificate of formation or agreement of limited liability company, or other organizational documents, as applicable, of the Company or Palco, or the terms of any indenture or other material agreement or instrument to which the Company or Palco is a party or by which any of their properties are bound, or any statute, law, rule or regulation applicable to the Company or Palco, or any order, judgment or decree applicable to the Company or Palco of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or Palco, where such conflict, breach or default, singly or in the aggregate, would have a Material Adverse Effect.

               (m) Neither the Company nor Palco is in violation of its respective articles of incorporation, by-laws, certificate of formation, agreement of limited liability company or other organization documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or Palco, or of any decree of any court or governmental agency or body having jurisdiction over the Company or Palco, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or of any agreement, indenture, lease or other instrument to which the Company or Palco is a party or by which either of them or any of their respective properties may be bound, where such violation or default, singly or in the aggregate, would have a Material Adverse Effect.

               (n) Each of the Company and Palco will, on or before the Closing Date, have all licenses, consents, approvals, authorizations, permits, franchises and other agreements as are necessary to own and maintain their respective properties and to conduct their respective businesses in the manner described in the Final Memorandum, except where the failure to have any such licenses, consents, approvals, authorizations, permits, franchises and other agreements would not have a Material Adverse Effect on the Company or Palco, and the Company and Palco are in compliance in all material respects with such licenses, consents, approvals, authorizations, permits, franchises and other agreements, all of which are in full force and effect (except as set forth in the Final Memorandum).

               (o) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements filed or to be filed as part of the Final Memorandum are independent public accountants.

               (p) The financial statements, together with related schedules and notes thereto forming part of the Final Memorandum, as of its date, will fairly present the financial position, results of operations and cash flows of the Company and Palco on the basis stated in the Final Memorandum and at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed or referred to therein; the pro forma financial statements included in the Final Memorandum will include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions; the pro-forma financial information included in the Final Memorandum, as of its date, will comply in all material respects with the requirements of Regulation S-X, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such information; the selected financial data set forth under the caption "Selected Historical and Pro Forma Financial Data" in the Final Memorandum, as of its date, will fairly present, on the basis stated in the Final Memorandum, the information included therein; the other financial information and data set forth in the Final Memorandum (and any amendments or supplements thereto), as of its date, will be fairly presented, and have been prepared on a basis consistent with such financial statements and the books and records of the Company and Palco; and the Initial Harvest Schedule and the Scheduled Harvest Schedule (each as defined in the Final Memorandum) and all other data related to possible future harvesting levels, prices and expenses included in the Final Memorandum or the Structuring Cash Flows (as defined in the Final Memorandum) and the assumptions embodied in the Minimum Principal Amortization Schedules and the Scheduled Amortization Schedules (each as defined in the Final Memorandum) and the Structuring Cash Flows, have been prepared by the Company and Palco in good faith and are based upon assumptions the Company and Palco believe to be reasonable in all material respects under the circumstances in which they were prepared.

               (q) Except as disclosed or referred to in the Final Memorandum, subsequent to the respective dates as of which such information is given in the Final Memorandum, neither the Company nor Palco has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, or to Palco and its subsidiaries taken as a whole, and there has not been any material change in the member capital, capital stock or other equity, or material increase in the short-term debt or long-term debt, of the Company or Palco or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth, results of operations or prospects of the Company, or of Palco and its subsidiaries taken as a whole.

               (r) Except as disclosed in the Final Memorandum, Palco will have good title to all property (real and personal) described in the Final Memorandum as being owned by it that are material to Palco and its subsidiaries taken as a whole and, upon the consummation of the transactions on or prior to the Closing Date, the Company will have good and marketable title to all property (real and personal) described in the Final Memorandum to be owned by it that are material to the Company, as of the Closing Date, in each case free and clear of all liens, claims, security interests or other encumbrances except the Lien of the Deed of Trust and Permitted Encumbrances and such as are described in the Final Memorandum, or such as are not materially burdensome and do not interfere in any material respect with the conduct of the business of Palco and its subsidiaries taken as a whole, or the Company, respectively, and the property held under lease by each of the Company and Palco is held by it, or will be held by it, as applicable, under valid and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company, or of Palco and its subsidiaries taken as a whole.

               (s) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Timber Notes in the United States. The Company has not distributed, and will not distribute prior to the Closing Date, any offering material in connection with the offering and sale of the Timber Notes other than the Preliminary Memorandum and the Final Memorandum. The Company and its Affiliates and each person acting on its or their behalf has complied with the offering restrictions of Regulation S; provided, however, that no representation or warranty is made with respect to the manner in which the Timber Notes are distributed by the Initial Purchasers.

               (t) Other than as described in the Final Memorandum, there are no outstanding warrants, options or other agreements that constitute the right to receive or purchase any membership interest in the Company, and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any membership interest in the Company.

               (u) No holder of securities of the Company has the right to require the Company to register securities of the Company under the Act except as set forth in the Registration Rights Agreement.

               (v) Neither the Company nor Palco is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

               (w) The Company will use the net proceeds received by it from a sale of the Timber Notes in the manner specified in the Final Memorandum under "Use of Proceeds and Certain Related Transactions."

               (x) Except as disclosed in the Preliminary Memorandum and the Final Memorandum: (i) the Company and Palco are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations (which compliance includes, without limitation, the possession of all material permits and other governmental authorizations, and compliance with the terms and conditions thereof) relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Materials (including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, as such term is defined below, or the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any written Hazardous Materials) (collectively, "Environmental Laws"), and there are no circumstances that would prevent or interfere with such compliance in the future, (ii) the Company and Palco have not received any written notice and there is no pending or, to the knowledge of the Company and Palco, threatened action, suit or proceeding before or by any court or governmental agency or body (hereinafter, "Environmental Claim") alleging potential liability (including, but not limited to, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company, Palco, or any person or entity for whom the Company or Palco has retained or assumed responsibility contractually, arising out of, based on, or resulting from the presence, release, discharge, emission or disposal into the environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or Palco or any violation or alleged violation of any Environmental Law which singly or in the aggregate would have a Material Adverse Effect on the Company, or Palco and its subsidiaries taken as a whole, and (iii) there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis for any such Environmental Claim except where such non-compliance, liability or requirement to take (or refrain from taking) action, or potential liability (as the case may be), singly or in the aggregate, would not have a Material Adverse Effect on the Company, or Palco and its subsidiaries, taken as a whole; the term "Hazardous Materials" means any "hazardous constituent," "toxic chemical," "toxic substance," "acutely toxic substance," "pollutant" or "contaminant," or any other formulation intended to define, list or classify substances by reason of hazardous, dangerous, toxic or other deleterious properties, such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity," as defined in any Environmental Law (including, without limitation, asbestos, polychlorinated biphenyls, oil, petroleum, petroleum-related or petroleum-derived products, natural gas, natural gas liquids, liquified natural gas or synthetic natural gas), or any similar substances, (b) any substance the presence of which on any property included in the Company Timber Properties is prohibited by any Environmental Law, (c) any underground storage tanks, (d) any flammable substances or explosives or any radioactive materials and (e) any other substances subject to any rules or regulations (including, without limitation, any notice requirements or special handling requirements) of any governmental authority under any Environmental Laws.

               (y) Each of the representations and warranties to be made by the Company in the Deed of Trust are made to the Initial Purchasers, to the same extent as if fully set forth herein.

               (z) The Company is either exempt from or is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

               (aa) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

               (bb) There are no material transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Timber Notes, except in connection with the real property transfers described in the Final Memorandum.

               (cc) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

               (dd) No labor problem or dispute with the employees of the Company or Palco or any of its subsidiaries exists or is threatened or imminent.

               (ee) The Company, Palco and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

               (ff) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to Initial Purchasers, and Initial Purchasers agree to purchase from the Company, at a purchase price of 98.425%, 98.175% and 97.480% (which price reflects the structuring fee set forth in Section 14 hereof) on the principal amount of the Class A-1 Timber Notes, Class A-2 Timber Notes and the Class A-3 Timber Notes, respectively, in the amounts set forth in Schedule I hereto, plus accrued interest, if any, on such Timber Notes from July 20, 1998 to the Closing Date.

          3. Delivery and Payment. Delivery of and payment for the Timber Notes shall be made at the office of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York at 10:00 AM, New York City time, on July 20, 1998, which date and time may be modified by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Timber Notes being herein called the "Closing Date"). Delivery of the Timber Notes shall be made to the Initial Purchasers against payment by the Initial Purchasers of the aggregate purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds. Delivery of the Timber Notes shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Certificates for the Timber Notes shall be registered in such names and in such denominations as the Representative may request not less than three full business days in advance of the Closing Date.

          The Company agrees to have the Timber Notes available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

          4. Offering by the Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

               (a) It has not offered or sold, and will not offer or sell, any Timber Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Timber Notes is aware that such sale is being made in reliance on Rule 144A; (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Exhibit A hereto or a letter containing substantially similar representations and agreements; or (iii) outside the United States to persons other than U.S. persons in accordance with Regulation S.

               (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Timber Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

          5. Agreements. The Company and Palco jointly and severally agree with each Initial Purchaser that:

               (a) The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Timber Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (d) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

               (c) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, without the prior written consent of the Representative; provided, however, that, prior to the Closing Date, the Company will not file any document under the Exchange Act which is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document for its review and the Representative has not reasonably objected to the filing of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act which is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

               (d) If at any time prior to the completion of the sale of the Timber Notes by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representative of any such event and

(ii) subject to the requirements of paragraph (c) of this Section 5, will prepare an amendment or supplement which will correct such statement or omission or effect such compliance.

               (e) The Company will cooperate with the Initial Purchasers and their counsel in connection with the qualification of the Timber Notes for offer and sale under the applicable state securities or blue sky laws of such jurisdictions as the Initial Purchasers may designate, will maintain such qualifications in effect for so long as required for the distribution of the Timber Notes and to facilitate secondary transactions in the Timber Notes, and will cooperate with the Initial Purchasers in any determination of the legality of the Timber Notes for purchase by institutional investors; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject. The Company will pay the fees in connection with any review of the offering and the fees of any rating agencies in connection with the review and rating of the Timber Notes.

               (f) Neither the Company, or any Affiliate, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Timber Notes under the Act, except as contemplated in the Registration Rights Agreement.

               (g) Neither the Company, nor any Affiliate, nor any person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Timber Notes in the United States except as contemplated in the Registration Rights Agreement.

               (h) So long as any of the Timber Notes are restricted securities within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period (except any period in which it is either (i) subject to, and in compliance with, Section 13 or 15(d) of the Exchange Act or (ii) exempt from such reporting requirements in accordance with Rule 12g3-2(b) under the Exchange
Act), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

               (i) The Company, its Affiliates, and any person acting on their behalf will comply with the offering restrictions of Regulation S; provided, however, that no covenant is made with respect to the manner in which the Timber Notes are distributed by the Initial Purchasers.

               (j) The Company will cooperate with the Representative and use its best efforts to permit the Timber Notes to be eligible for clearance and settlement through The Depository Trust Company.

               (k) Neither the Company nor any Affiliate will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Timber Notes.

               (l) The Company and Palco jointly and severally agree to pay the costs and expenses relating to the following matters: (i) the preparation of the 1998 Operative Documents, the issuance of the Timber Notes and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Timber Notes; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Timber Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Timber Notes; (v) the reproduction and delivery of this Agreement, any blue sky memorandum and all other agreements or documents reproduced and delivered in connection with the offering of the Timber Notes;
(vi) any registration or qualification of the Timber Notes for offer and sale under the Timber Notes or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification);(vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Timber Notes; (viii) the fees and expenses of the Company s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses of the Company and Palco incident to the performance of their obligations hereunder. Notwithstanding anything to the contrary contained in this subsection (l), neither the Company nor Palco shall be liable for fees and expenses of counsel to the Initial Purchasers (except pursuant to clauses
(v) and (vi) herein).

               (m) The Company, Palco and Salmon Creek shall execute and deliver all such documents or instruments as the Title Company (as hereinafter defined) may reasonably request in connection with the recordation of the Deed of Trust and the issuance of the Title Policy (as hereinafter defined).

               (n) The Company shall deliver to the Representative a copy of each Monthly Trustee Certificate, Note Payment Trustee Certificate and each statement sent to the Noteholders. The Initial Purchasers acknowledge that the contents of each Monthly Trustee Certificate and Note Payment Trustee Certificate are confidential information and agrees to keeps such information confidential.

          6. Conditions to the Obligations of the Initial Purchaser. The obligations of the Initial Purchasers to purchase the Timber Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and Palco contained herein as of the Execution Time and the Closing Date, to the accuracy in all material respects of the statements of the Company and Palco made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company and Palco of their obligations hereunder and to the following additional conditions:

               (a) The Company shall have furnished to the Initial Purchasers and the Trustee the opinions of:

               (i) Kramer, Levin, Naftalis & Frankel, counsel for the Company and Palco, dated the Closing Date, to the effect that:

                    (1) each of the Company and Palco has been duly organized and is validly existing as a limited liability company and a corporation, respectively, under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its respective properties, to conduct its business as described in the Final Memorandum, and to enter into and perform its respective obligations under this Agreement and the 1998 Operative Documents, as applicable;

                    (2) this Agreement has been duly authorized, executed and delivered by the Company and by Palco;

                    (3) the Timber Notes have been duly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement. The Timber Notes, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other laws and court decisions now or hereafter in effect, relating to or affecting the rights of creditors generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                    (4) the Indenture has been duly authorized, executed and delivered by the Company, (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws and court decisions now or hereafter in effect, relating to or affecting the rights of creditors generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and the Timber Notes and the Indenture conform in all material respects to the statements relating thereto contained in the Final Memorandum under the caption "Description of the Timber Notes;"

                    (5) the Deed of Trust has been duly authorized, executed and delivered by the Company;

                    (6) each of the other 1998 Operative Documents to which the Company or Palco is a party has been duly authorized, executed and delivered by the Company and by Palco, as the case may be, and the New Master Purchase Agreement and the New Services Agreement conform in all material respects to the statements relating thereto contained in the Final Memorandum under the caption "Description of Certain Principal Agreements";

                    (7) no consent, approval, authorization or order of any court or governmental agency is legally required to be obtained by the Company or Palco in connection with the sale of the Timber Notes by the Company to the Initial Purchasers under this Agreement (except, in each case, such as may be required under state securities or blue sky laws, as to which no opinion need be expressed), except for the filing with the California Department of Forestry of a notice of transfer and/or amendments to any Timber Harvesting Plans being transferred to the Company (which shall be completed promptly following the Closing
          Date) and except such authorizations, approvals, consents or orders which would not have a Material Adverse Effect on the Company if not obtained;

                    (8) neither the issue and sale of the Timber Notes by the Company to the Initial Purchasers under this Agreement, nor the execution and delivery by the Company and Palco of this Agreement or the 1998 Operative Documents, violates any applicable law (other than state securities or blue sky laws or regulations, as to which no opinion need be expressed) or the articles of incorporation, certificate of formation, agreement of limited liability company, by-laws or other organizational documents, as applicable, of the Company or Palco, or any judgment, order or decree known to such counsel to be applicable to the Company or Palco of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or Palco (in each case, as in effect on the date of the opinion) except, in each case, where such violation would not have a Material Adverse Effect;

                    (9) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Timber Notes under the Act, and no qualification of an indenture under the Trust Indenture Act, are required for the offer and sale by the Initial Purchasers of the Timber Notes in the manner contemplated by this Agreement; and

                    (10) the Company is not required to be registered as an "investment company" and is not under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

               (ii) the General Counsel or a Managing Counsel of the Company, dated the Closing Date, to the effect that:

                    (1) to the knowledge of such counsel, after due inquiry, the Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing should not reasonably be expected to have a Material Adverse Effect on the Company;

                    (2) to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company which could have a Material Adverse Effect on the Company other than those that were disclosed in the Preliminary Memorandum and in the Final Memorandum;

                    (3) all of the issued and outstanding membership interests in the Company have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, all outstanding membership interests of the Company are owned beneficially and of record by Palco free and clear of all pledges, liens, security interests, charges, claims, equities, encumbrances, preemptive rights or other restrictions;

                    (4) to the knowledge of such counsel, there are no material franchises, contracts or other instruments to which the Company is a party or by which it may be bound other than those described in the Final Memorandum or attached or incorporated by reference as exhibits thereto;

                    (5) no authorization, approval, consent or order of any court or governmental authority or agency is legally required to be obtained by the Company in connection with the sale of the Timber Notes to the Initial Purchasers under the Agreement and the other transactions contemplated by the 1998 Operative Documents (except such as may be required under state securities or blue sky laws or regulations, as to which no opinion is expressed), and except for the filing with the California Department of Forestry of a notice of transfer and/or amendments to any Timber Harvesting Plans being transferred to the Company (which shall be completed promptly following the Closing Date) and except such authorizations, approvals, consents or orders which would not have a Material Adverse Effect on the Company if not obtained. The execution and delivery by the Company of this Agreement and the 1998 Operative Documents and the consummation by the Company of the transactions contemplated therein does not conflict with, result in a breach or violation of, or constitute a default under (i) the provisions of the certificate of formation, agreement of limited liability company or other organizational document of the Company, (ii) the terms of any indenture, agreement or other instrument known to such counsel after due inquiry, and to which the Company is a party or bound, or (iii) any applicable law or administrative regulation, the breach or violation of which have a Material Adverse Effect on the Company (other than state securities or blue sky laws or regulations, as to which no opinion is expressed), or administrative or court decree entered against or applicable to the Company;

                    (6) to the knowledge of such counsel, after due inquiry, the descriptions contained in the Final Memorandum under "Summary -- The Company -- Regulatory and Environmental Matters; The Headwaters Agreement," "Risk Factors -- Regulatory and Environmental Factors," "Risk Factors -- Headwaters Agreement," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trends," and "Business of the Company -- Regulatory and Environmental Matters," "Business of the Company - - Legal Proceedings" (other than numerical computations as to which no opinion is expressed) adequately summarize in all material respects the matters described therein; and

               (iii) the General Counsel or a Managing Counsel of Palco, dated the Closing Date, to the effect that:

                    (1) to the knowledge of such counsel, after due inquiry, Palco is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect on Palco;

                    (2) to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against Palco which could have a Material Adverse Effect on Palco other than those that were disclosed in the Preliminary Memorandum and in the Final Memorandum;

                    (3) all outstanding membership interests of the Company are owned beneficially and of record by Palco free and clear of all pledges, liens, security interests, charges, claims, equities, encumbrances, preemptive rights or other restrictions;

                    (4) no authorization, approval, consent or order of any court or governmental authority or agency is legally required to be obtained by Palco in connection with the sale of the Timber Notes to the Initial Purchasers under this Agreement and the other transactions contemplated by the 1998 Operative Documents (except such as may be required under state securities or blue sky laws or regulations, as to which no opinion is expressed), except for the filing with the California Department of Forestry of a notice of transfer and/or amendments to any Timber Harvesting Plans being transferred to the Company (which shall be completed promptly following the Closing Date) and except such authorizations, approvals, consents or orders which would not have a Material Adverse Effect on Palco if not obtained. The execution and delivery by Palco of this Agreement and the 1998 Operative Documents and the consummation by Palco of the transactions contemplated therein does not conflict with, result in a breach or violation of, or constitute a default under (i) the provisions of the certificate of incorporation, or by-laws, of Palco, (ii) the terms of any indenture, agreement or other instrument known to such counsel after due inquiry, and to which Palco is a party or bound, or (iii) any applicable law or administrative regulation, the breach or violation of which have a Material Adverse Effect (other than state securities or blue sky laws or regulations, as to which no opinion is expressed), or administrative or court decree entered against or applicable to the Company or Palco;

                    (5) to the knowledge of such counsel, after due inquiry, the descriptions contained in the Final Memorandum under "Summary -- The Company -- Regulatory and Environmental Matters; The Headwaters Agreement," "Risk Factors -- Regulatory and Environmental Factors," "Risk Factors -- Headwaters Agreement," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trends" and "Business of the Company -- Regulatory and Environmental Matters," "Business of the Company - - Legal Proceedings" (other than numerical computations as to which no opinion is expressed) adequately summarizes in all material respects the matters described therein; and

          Each counsel referred to in paragraphs (i), (ii) and (iii) shall also state that he or she has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Initial Purchaser at which the contents of the Final Memorandum and related material were discussed and have reviewed certain other documents and, although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum on the basis of the foregoing, but without independent check or verification, each such counsel confirms to you that no information has come to his or her attention which has caused him or her to believe that the Final Memorandum contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Without limiting the foregoing, such counsel may further state that he or she assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements and schedules and other financial and statistical data included in or excluded from the Final Memorandum, and he or she has not examined the accounting, financial or statistical records from which such financial statements, schedules and data are derived.

          In rendering such opinion, each such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware or New York (with respect to paragraph (i)) or California (with respect to paragraphs (ii) and (iii)) or the United States, to the extent he or she deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, Palco and public officials. References to the Final Memorandum in this paragraph (a) include any amendments or supplements thereto at the Closing Date.

               (b) The Initial Purchaser shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Timber Notes, the Indenture, the fiduciary duties of the independent managers of the Company, the Final Memorandum (together with any amendments or supplements thereto) and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (c) The Company shall have furnished to the Initial Purchaser and the Trustee the opinion of Sheppard Mullin Richter & Hampton LLP, California counsel for the Company, Palco, and Salmon Creek dated the Closing Date, to the effect that:

               (i) the Deed of Trust has been duly executed and delivered by the Company and, assuming due authorization, is a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (1) enforcement may be limited by
     (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws and court decisions now or hereafter in effect, relating to or affecting the rights of creditors generally and
     (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (2) certain of the remedial provisions therein may be unenforceable in whole or in part, provided, however, that the inclusion of such provisions does not affect the enforceability of the Deed of Trust as a whole, and the Deed of Trust, together with applicable law, is sufficient for the practical realization of the benefits of the security created thereby;

               (ii) the Deed of Trust, the 1998 Conveyance Documents, the New Master Purchase Agreement, the New Services Agreement, the New Additional Services Agreement, the Master Lease Agreement and the New Escrow Agreement have been duly executed and delivered by the Company, Palco and Salmon Creek and, assuming due authorization, each such agreement is a valid and legally binding obligation of the Company and Palco, as the case may be, enforceable against the Company and Palco, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws and court decisions now or hereafter in effect, relating to or affecting the rights of creditors generally and (2) the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

               (iii) to the knowledge of such counsel, no consent, approval, authorization or order of any California court or governmental agency or body is required for the execution and delivery of this Agreement and the 1998 Operative Documents, the Merger and the issue and sale of the Timber Notes, the transfer of the Transferred Property to the Company or the creation of the lien described in the Deed of Trust (except such as may be required under the blue sky laws of such state in connection with the purchase and distribution of the Timber Notes by the Initial Purchasers, as to which no opinion need be given), and such other approvals (specified in such opinion) as have been obtained, except for the filing with the California Department of Forestry of a notice of transfer and/or amendments to any Timber Harvesting Plans being transferred to the Company, which will be obtained promptly following the Closing Date, and except such authorizations, approvals, consents or orders which would not have a Material Adverse Effect on the Company, Palco or Salmon Creek, as the case may be, if not obtained;

               (iv) to the knowledge of such counsel, neither the execution and delivery of this Agreement and the 1998 Operative Documents, the issue and sale of the Timber Notes, the Merger, the Company Transfer nor the Palco Transfer (as such terms are defined in the Final Memorandum) or the creation of the lien described in the Deed of Trust, will conflict with any California statute, law, rule or regulation;

               (v) the Deed of Trust is in proper form for recording, and in form sufficient to create a valid lien in favor of the trustee thereunder for the benefit of the Collateral Agent, as beneficiary. Upon the due execution and delivery and proper recordation of the Deed of Trust in the Official Records of Humboldt County, California, the Deed of Trust will provide constructive notice of a valid lien against the real property described therein in favor of the trustee thereunder for the benefit of the Collateral Agent, as beneficiary. Except for the recording of a Notice of Intent to Preserve Security Interest pursuant to California Civil Code Sections 880.310-880.370, it is not necessary to rerecord the Deed of Trust in order to maintain the priority of the lien against the real property created thereby; and

               (vi) the UCC-1 financing statement with respect to that portion of the Mortgaged Property to which Article 9 of the Uniform Commercial Code applies (the "Collateral Mortgaged Property") is in appropriate form for filing with the California Secretary of State; upon such filing and the recording of the Deed of Trust as a fixture filing in the official records of Humboldt County, all action will have been taken to create and to perfect the security interest granted by the Deed of Trust in the Collateral Mortgaged Property.

               (d) The Company shall have furnished to the Representative a certificate, signed by its Chairman of the Board, the President or Vice President and the Chief Financial Officer, dated the Closing Date, to the effect that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business, prospects or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto).

               (e) Palco shall have furnished to the Representative a certificate, signed by its Chairman of the Board, the President, Vice President or the Chief Financial Officer, dated the Closing Date, to the effect that:

               (i) the representations and warranties of Palco in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Palco has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business, prospects or properties of Palco and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto).

               (f) As of the date hereof and at the Closing Date, the Company and Palco shall have requested and caused Arthur Andersen LLP to furnish to the Representative letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings, that they have performed a review of the unaudited interim financial information of the Company and Palco for the 3- month period ended March 31, 1998 and as of March 31, 1998 and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Final Memorandum and reported on by them are fairly stated in accordance with generally accepted accounting principles;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and Palco and its subsidiaries; their limited review in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the 3-month period ended March 31, 1998, and as of March 31, 1998, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the directors and/or managers of the Company and Palco; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to March 31, 1998, nothing came to their attention which caused them to believe that:

                    (1) any material modifications should be made to the unaudited financial statements included in the Final Memorandum, for them to be in conformity with generally accepted accounting principles; or

                    (2) at July 9, 1998 or the Closing Date, as applicable there was any change in the member capital, capital stock or long-term debt of the Company or Palco or any decreases in net current assets or net assets as compared with amounts shown in the March 31, 1998 financial statements, or for the period from April 1, 1998 to July 9, 1998 or the Closing Date, as applicable there were any decreases, compared with the corresponding period in the preceding year, in net sales or of net income except for changes or decreases that the Final Memorandum discloses have occurred or may occur.

               (iii) they have performed certain other specified procedures as a result of which they determined that (A) certain information of an accounting or financial nature (which is limited to accounting or financial information derived from the general accounting records of the Company and Palco) set forth in the Final Memorandum, including the information set forth under the captions "Prospectus Summary," "Overview and Structure of the Transaction," "Risk Factors," "Use of Proceeds and Certain Related Transactions," "Other Financings of Pacific Lumber," "Capitalization," "Selected Historical and Pro Forma Financial Data," "Notes to Unaudited Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of the Company," "Management," "Description of the Timber Notes," "Annex 1 - Structuring Schedule Assumptions" and "Annex 2 - The Pacific Lumber Company" in the Final Memorandum is mathematically accurate and agrees with the accounting records of the Company and Palco, or, in the case of Annex 1, is mathematically accurate and agrees with the financial model prepared by the Company, in each case excluding any questions of legal interpretation and
     (B) certain information of an accounting or financial nature set forth in certain written presentations provided to the Rating Agencies agrees with the accounting records of the Company and Palco; and

               (iv) they have determined that the pro forma adjustments have been properly applied to the historical financial statements (but no comment is made to the propriety or amount of the pro forma adjustments).

          References to the Final Memorandum in this paragraph include any amendment or supplement thereto at the date of the letter.

               (g) Subsequent to the date hereof, or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been
(i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and Palco the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Timber Notes as contemplated by the Final Memorandum.

               (h) On or before the Closing Date, the Representative shall have received satisfactory evidence that the Class A-1 Timber Notes, Class A-2 Timber Notes and Class A-3 Timber Notes shall be rated not less than "A1," "A3" and "Baa2," respectively, by Moody's and "A," "A" and "BBB," respectively, by S&P.

               (i) On the Closing Date, the Initial Purchasers and the Trustee shall have received (i) opinions of Kramer, Levin, Naftalis & Frankel (1) with respect to matters concerning "nonconsolidation" and "true sale" and (2) to the effect that, for federal income tax purposes, the Timber Notes will constitute indebtedness of the Company and (ii) any additional opinions delivered to the Rating Agencies in connection with the rating of the Timber Notes, all of which shall be addressed to the Initial Purchasers or accompanied by reliance letters.

               (j) On the Closing Date, the Initial Purchasers shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, to the effect that, for California income tax purposes and subject to the conditions therein, the Timber Notes will constitute indebtedness of the Company.

               (k) On the Closing Date, the Initial Purchasers shall have received the opinion, dated the Closing Date, of Shipman & Goodwin LLP, counsel for the Trustee, to the effect that:

               (i) State Street Bank & Trust Company is validly existing as a trust company with trust powers and in good standing under the laws of the Commonwealth of Massachusetts with full power and authority to enter into and perform its obligations under the Indenture;

               (ii) based on the assumption that, in all relevant and material respects, New York and Massachusetts laws are identical, the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except that (a) enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought; and

               (iii) to their knowledge, neither the execution nor the delivery by the Trustee of the Indenture nor the consummation of any of the transactions by the Trustee contemplated thereunder requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or Massachusetts law governing the banking or trust powers of the Trustee, except such as have been made or obtained.

               (l) On or prior to the Closing Date, (i) the Representative shall have received completed requests for information, listing all effective financing statements filed as of the date thereof in any jurisdictions necessary or desirable to protect or perfect the Lien of the Deed of Trust in the Collateral Mortgaged Property and (ii) UCC-1 financing statements with respect to the Collateral Mortgaged Property shall have been filed in each such jurisdiction.

               (m) On or prior to the Closing Date, (i) the Merger and the Merger and the transfer and sale of the Transferred Property shall have been consummated in the manner described in the Final Memorandum, (ii) the Company or Palco shall have paid and discharged all encumbrances of record securing monetary obligations or otherwise specified by the Representative with respect to the Transferred Property, except as disclosed in the Final Memorandum, and
(iii) the Representative shall have received evidence which is reasonably available and is reasonably satisfactory to the Initial Purchasers, which may be a tax lien search, that all past and current (if then delinquent) taxes and assessments applicable to the Company Timberlands or payable by the Company, Palco or Salmon Creek in respect thereof have been paid in full.

               (n) The initial deposits to the Expense Reserve shall have been made as described in the Final Memorandum.

               (o) The Company shall have entered into the 1998 Operative Documents as described in the Final Memorandum.

               (p) Palco shall have taken all steps necessary to assign all existing and pending Timber Harvest Plans of Palco to the Company.

               (q) On or prior to the Closing Date, (i) Fidelity National Title Insurance Company (the "Title Company") shall have irrevocably agreed and be prepared to deliver an ALTA extended coverage first mortgagee's policy of title insurance insuring, as of the Closing Date, that the Company Owned Timberlands and the Company Timber Rights are vested of record in the Company and that the Deed of Trust is a first priority lien encumbering the Company Owned Timberlands and the Company Timber Rights, subject only to the Permitted Encumbrances, with endorsements, and otherwise in form and substance, reasonably acceptable to the Representative, in an amount not less than the aggregate principal balance of the Timber Notes (the "Title Policy") and (ii) the Company and Palco shall have executed and delivered such other documents, including escrow instructions satisfactory to the Initial Purchasers, as may be requested by the Title Company in connection with the recordation of the Deed of Trust and the issuance of the Title Policy.

               (r) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

               (s) The First Supplemental Indenture dated as of July 8, 1998 to the Indenture dated as of December 23, 1996, in connection with MAXXAM Group Holdings Inc. 12% Senior Secured Notes due 2003, shall have become effective.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7. Reimbursement of Initial Purchaser' Expenses. If the sale of the Timber Notes provided for herein is not consummated because any condition to the obligation of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or Palco to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company and Palco will jointly and severally reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Timber Notes and the other transactions contemplated hereby; provided, however, that the Company and Palco shall not be liable for such expenses in the event that (i) such failure to consummate the sale of the Timber Notes is due to the failure of the condition specified in Section 6(h) hereof and (ii) such failure is not due to the failure of the Company to comply with a reasonable request, requirement or condition of any Rating Agency; provided, further, that the determination of reasonableness in the preceding clause (ii) shall take into account the effect of such request, requirement or condition on the offering of the Timber Notes, and other relevant considerations.

          8. Indemnification and Contribution. (a) The Company and Palco jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, partners, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, in light of the circumstances under which they were made, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action; provided, however, that neither the Company nor Palco will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or Palco by or on behalf of any Initial Purchaser specifically for use in connection with the preparation thereof. Notwithstanding the foregoing, the Company and Palco will not be liable to any Initial Purchaser in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission made in any Preliminary Memorandum if (i) such Initial Purchaser failed to send or deliver a copy of the Final Memorandum with or prior to the delivery of written confirmation of the sale of Timber Notes and (ii) the Final Memorandum would have corrected such untrue statement or alleged untrue statement or omission; and the Company and Palco shall not be liable to any Initial Purchaser in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Final Memorandum, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Final Memorandum and if, having previously been furnished by or on behalf of the Company (prior to the date of mailing by such Initial Purchaser of the applicable confirmation), with a sufficient number of copies of the Final Memorandum as so amended or supplemented, such Initial Purchaser thereafter failed to deliver such Final Memorandum as so amended or supplemented, prior to or concurrently with the sale of Timber Notes to the person asserting such loss, claim, damage or liability who purchased such Timber Notes which are the subject thereof from such Initial Purchaser. This indemnity agreement will be in addition to any liability which the Company or Palco may otherwise have.

               (b) Each Initial Purchaser severally, but not jointly, agrees to indemnify and hold harmless the Company and Palco, each of their directors, officers, employees, partners, and agents, and each person who controls the Company or Palco within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and Palco to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company or Palco by or on behalf of such Initial Purchaser specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company and Palco acknowledge that the statements set forth in the last paragraph of the cover page (relating to the delivery of the Timber Notes), and the table of Initial Purchasers and the first two sentences of the second paragraph following such table under the heading "Plan of Distribution" constitute the only information furnished in writing by or on behalf of any Initial Purchaser for inclusion in any Preliminary Memorandum or the Final Memorandum, and you confirm that such statements are correct.

               (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and/or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. So long as the indemnifying parties are honoring their indemnification obligations under this Section 8, an indemnified party will not, without the prior written consent of the indemnifying parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnifying party from all liability arising out of such claim, action, suit or proceeding.

               (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, Palco and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, Palco and any of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and Palco, on the one hand, and by the Initial Purchasers, on the other hand, from the offering of the Timber Notes; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the sum of (i) the discount applicable to the Timber Notes purchased by such Initial Purchasers hereunder and (ii) any structuring fee paid to such Initial Purchaser pursuant to Section 14 hereof. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, Palco and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Palco, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statement or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and Palco shall be deemed to be equal to the total net proceeds from the offering as set forth on the cover page of the Final Memorandum (net of the structuring fee, but before deducting any other expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the sum of (i) the total purchase discounts and commissions, as set forth on the cover page of the Final Memorandum, plus (ii) the structuring fee paid pursuant to Section 14 hereof. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or Palco, on the one hand, or the Initial Purchasers, on the other hand. The Company, Palco and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or Palco within the meaning of either the Act or the Exchange Act, each executive officer of the Company or Palco and each manager or director of the Company or Palco shall have the same rights to contribution as the Company or Palco, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Initial Purchaser. If any Initial Purchaser shall fail to purchase and pay for any of the Timber Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Initial Purchasers shall be obligated to take up and pay for the Timber Notes which the defaulting Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Timber Notes which the defaulting Initial Purchaser agreed but failed to purchase shall exceed 10% of the aggregate amount of the Timber Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Timber Notes, and if such non-defaulting Initial Purchasers do not purchase all the Timber Notes, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or Palco, and any non-defaulting Initial Purchaser, for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company and Palco prior to delivery of and payment for the Timber Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market's National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges or Market or (ii) a banking moratorium shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Timber Notes as contemplated by the Final Memorandum (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or Palco or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or Palco or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Timber Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telecopied and confirmed to them c/o Salomon Brothers Inc, Seven World Trade Center, New York, New York, 10048 attention: Janice L. Warne, Structured Finance, telecopy number 212-783- 2316; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 125 Main Street, P.O. Box 712, Scotia, California 95565, Attention: Vice President, Finance and Administration, telecopy number 707-764-4269, with a copy to 5847 San Felipe, Suite 2600, Houston, Texas 77057, attention: General Counsel, telecopy number 713-267-3702; or, if sent to Palco, will be mailed, delivered or telecopied and confirmed to it at 125 Main Street, P.O. Box 37, Scotia, California 95565,
Attention: Vice President, Finance and Administration, telecopy number 707-764-4269, with a copy to 5847 San Felipe, Suite 2600, Houston, Texas 77057, attention: General Counsel, telecopy number 713-267-3702.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and, except as expressly set forth in Section 6(i) hereof, no other person will have any right or obligation hereunder.

          14. Structuring Fee. Upon the closing of the transactions contemplated hereby, the Company will pay to Salomon Brothers Inc a structuring fee equal to 0.925% of the aggregate principal balance of the Timber Notes issued and sold hereunder (which structuring fee shall be reflected in the purchase price referred to in Section 2).

          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

          16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "AICPA" shall mean the American Institute of Certified Public Accountants.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or the Commonwealth of Massachusetts.

          "Closing Date" has the meaning set forth in Section 3 hereof.

          "Commission" shall mean the U.S. Securities and Exchange
Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "NASD" shall mean the National Association of Securities Dealers,
Inc.

          "Material Adverse Effect," when applied to any entity, means any material adverse effect on the condition (financial or otherwise), earnings, business, assets, results of operations or prospects of such entity and its subsidiaries, if any, taken as a whole.

          "Regulation D" shall mean Regulation D under the Act.

          "Regulation S" shall mean Regulation S under the Act.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, Palco and the Initial Purchasers.

                         Very truly yours,

                         SCOTIA PACIFIC COMPANY LLC


                         By:  /s/ Paul N. Schwartz
                            Name:   Paul N. Schwartz
                            Title:  Vice President


                         THE PACIFIC LUMBER COMPANY


                         By:  /s/ Paul N. Schwartz
                            Name:   Paul N. Schwartz
                            Title:  Vice President and
                                    Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON BROTHERS INC
BANCAMERICA ROBERTSON STEPHENS
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

By:  SALOMON BROTHERS INC
        as Representative


By:  /s/ Janice L. Warne
    Name:   Janice L. Warne
    Title:  Managing Director

                                 SCHEDULE I


                                       Principal Amount
                                    of Timber Notes to be
                                          Purchased

 Initial Purchasers          Class A-1     Class A-2     Class A-3
                             ---------     ---------     ---------

 Salomon Brothers Inc      $129,400,000  $195,800,000   $373,048,000


 BancAmerica Robertson      $14,100,000   $21,300,000    $40,500,000
  Stevens

 Bear, Stearns & Co.,       $14,100,000   $21,300,000    $40,500,000
  Inc.

 Donaldson, Lufkin &
  Jenrette Securities
  Corporation                $3,100,000    $4,800,000     $9,300,000
                             ----------    ----------     ----------
      Total                $160,700,000  $243,200,000   $463,348,000

                                                                  EXHIBIT A


       Non-Distribution Letter for Institutional Accredited Investors

                                                         ____________, 199_


Salomon Brothers Inc
As Representative of the
  Initial Purchasers
Seven World Trade Center
New York, New York


Re: Purchase of approximately $____________ principal amount of ____% Class [A-1] [A-2] [A-3] Timber Collateralized Notes (the Securities ) of Scotia Pacific Company LLC (the Company )



Ladies and Gentlemen:

          In connection with our purchase of the Securities we confirm that:

          1. We understand that the Securities are not being and will not (except as set forth under the heading "Description of the Timber Notes--Exchange Offer; Registration Rights" in the Offering Memorandum dated July __, 1998 relating to the Securities (the Final Memorandum )) be registered under the Securities Act of 1933, as amended (the Act ), and are being sold to us in a transaction that is exempt from the registration requirements of the Act.

          2. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing under paragraph 3 below is) an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act) able to bear the economic risk of investment in the Securities.

          3. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

          4. We understand that (a) the Securities will be in registered form only and that any certificates delivered to us in respect of the Securities will bear a legend substantially to the following effect:

     "THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY AND THE TRUSTEE THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUT10NAL BUYER, WITHIN THE MEANING OF RULE 144A ("QUALIFIED INSTITUTIONAL BUYER"), PURCHASING FOR ITS OWN ACCOUNT OR A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (4) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, IN THE CASE OF TRANSFERS PURSUANT TO THIS CLAUSE
     (4), TO (A) THE RECEIPT BY THE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE OR (B) THE RECEIPT BY THE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR (5) TO THE ISSUER OR ITS AFFILIATES."

          and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of paragraph 6 below (provided, in the case of a disposition of the Securities in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

          5. We understand that further offers or sales of these Securities are subject to certain restrictions, as set forth in the Final Memorandum relating to these Securities.

          6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

          (a) the Securities are sold in compliance with Rule 144(k) under the Act; or

          (b) the Securities are sold in compliance with Rule 144A under the Act; or

          (c) the Securities are sold in compliance with Rule 904 of Regulation S under the Act; or

          (d) the Securities are sold pursuant to an effective registration statement under the Act; or

          (e) the Securities are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company; or

          (f) the Securities are disposed of in any other transaction that does not require registration under the Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

                         Very truly yours,

                         By ______________________
                              (Authorized Officer)